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EXECUTION VERSION

                                                                  EXHIBIT 28(G)

                            MUTUAL FUND CUSTODY AND
                              SERVICES AGREEMENT

   THIS AGREEMENT, effective as of the 31/st/ day of August, 2007, and is by and between LINCOLN VARIABLE INSURANCE PRODUCTS TRUST (referred to herein as the "Fund"), a Delaware statutory trust with its principal place of business at 1300 S. Clinton Street, Fort Wayne, Indiana 46802, on behalf of its Series, and MELLON BANK, N.A. (referred to herein as the "Custodian"), a national banking association with its principal place of business at One Mellon Center, 500 Grant Street, Pittsburgh, Pennsylvania 15258.

                             W I T N E S S E T H:
                             _ _ _ _ _ _ _ _ _ _

   WHEREAS, the Fund is authorized to issue shares in separate series with each such series representing interests in a separate portfolio of securities and other assets, and the Fund has made the Series listed on Appendix D subject to this Agreement (each such series, together with all other series subsequently established by the Fund and made subject to the Agreement in accordance with the terms hereof, shall be referred to as a "Series" and collectively as the "Series");

   WHEREAS, the Fund and the Custodian desire to set forth their agreement with respect to the custody of the Series' Securities and cash and the processing of Securities transactions;

   WHEREAS, the Board desires to delegate certain of its responsibilities for performing the services set forth in paragraphs (c)(1), (c)(2) and (c)(3) of Rule 17f-5 to the Custodian as a Foreign Custody Manager;

   WHEREAS, the Custodian agrees to accept such delegation with respect to Assets; and

   WHEREAS, the Custodian agrees to perform the function of a Primary Custodian under Rule 17f-7;

   NOW THEREFORE, the Fund and the Custodian agree as follows:

                                  DEFINITIONS

   The following words and phrases, unless the context requires otherwise, shall have the following meanings:

1. "ACT": the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time.

2. "AGREEMENT": this agreement and any amendments.

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3. "ASSETS": any Securities and other assets and investments of the Fund and/or
Series, including foreign currencies and investments for which the primary market is outside the United States, and such cash and cash equivalents as are reasonably necessary to effect the Fund's and/or Series' transactions in such investments.

4. "AUTHORIZED PERSON": any person, whether or not any such person is an officer or employee of the Fund, duly authorized by the Fund to add or delete jurisdictions pursuant to Article II and to give Instructions on behalf of a Series which is listed in the Certificate annexed hereto as Appendix A or such
                                                            ----------
other Certificate as may be received by the Custodian from time to time.

5. "BOARD": the Board of Directors/Trustees (or the body authorized to exercise authority similar to that of the board of directors of a corporation) of the Fund.

6. "BOOK-ENTRY SYSTEM": the Federal Reserve/Treasury book-entry system for United States and federal agency Securities, its successor or successors and its nominee or nominees.

7. "BUSINESS DAY": any day on which the Series, the Custodian, the Book-Entry System and appropriate clearing corporation(s) are open for business.

8. "CERTIFICATE": any notice, instruction or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, which is actually received by the Custodian and signed on behalf of a Series by an Authorized Person or Persons designated by the Board to issue a Certificate.

9. "ELIGIBLE SECURITIES DEPOSITORY": the meaning of the term set forth in Rule 17f-7(b)(1).

10. "FOREIGN COUNTRIES": the jurisdictions listed on Appendix C for which the
                                                     ----------
Custodian makes available Foreign Custodians, as such list may be amended from time to time in accordance with Article II.

11. "FOREIGN CUSTODIAN": (a) a banking institution or trust company incorporated or organized under the laws of a country other than the United States, that is regulated as such by the country's government or an agency of the country's government; (b) a majority-owned direct or indirect subsidiary of a U.S. Bank or bank-holding company; or (c) any entity, other than a Securities Depository, with respect to which exemptive or no-action relief has been granted by the Securities and Exchange Commission to act as an eligible foreign custodian under Rule 17f-5. For the avoidance of doubt, the term "Foreign Custodian" shall not include Euroclear, Clearstream, Bank One or any other transnational system for the central handling of securities or equivalent book-entries regardless of whether or not such entities or their service providers are acting in a custodial capacity with respect to Assets, Securities or other property of the Series.

12. "FOREIGN CUSTODY MANAGER": the meaning set forth in Rule 17f-5(a)(3).

13. "INSTRUCTIONS": (i) all directions to the Custodian from an Authorized
Person

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pursuant to the terms of this Agreement; (ii) all directions by or on behalf of the Fund to the Custodian in its corporate capacity (or any of its affiliates) with respect to contracts for foreign exchange; (iii) all directions by or on behalf of the Fund pursuant to an agreement with Custodian (or any of its affiliates) with respect to benefit disbursement services or information or transactional services provided via a web site sponsored by the Custodian (or any of its affiliates) (e.g., the "Workbench web site") and (iv) all directions by or on behalf of the Fund pursuant to any other agreement or procedure between the Custodian (or any of its affiliates) and the Fund, if such agreement or procedure specifically provides that authorized persons thereunder are deemed to be authorized to give instructions under this Agreement. Instructions shall be in writing, transmitted by first class mail, overnight delivery, private courier, facsimile, or shall be an electronic transmission subject to the Custodian's policies and procedures, other institutional delivery systems or trade matching utilities as directed by an Authorized
Person and supported by the Custodian, or other methods agreed upon in writing by the Fund and Custodian. The Custodian may, in its discretion, accept oral directions and instructions from an Authorized Person and may require confirmation in writing. However, where the Custodian acts on an oral direction prior to receipt of a written confirmation, the Custodian shall not be liable if a subsequent written confirmation fails to conform to the oral direction.

14. "PRIMARY CUSTODIAN": the meaning set forth in Rule 17f-7(b)(2).

15. "PROSPECTUS": a Series' current registration statement, including the prospectus(es) and statement(s) of additional information, relating to the registration of the Shares under the Securities Act of 1933, as amended, and the Act.

16. "RISK ANALYSIS": the analysis required under Rule 17f-7(a)(1)(i)(A).

17. "RULES 17F-4, 17F-5 and 17F-7": such Rules as promulgated under
Section 17(f) of the Act, as such rules (and any successor rules or regulations) may be amended from time to time.

18. "SECURITY" or "SECURITIES": bonds, debentures, notes, stocks, shares, evidences of indebtedness, and other securities, commodities, interests and investments from time to time owned by the Series.

19. "SECURITIES DEPOSITORY": a system for the central handling of securities as defined in Rule 17f-4.

20. "SHARES": shares of each Series, however designated.

                        ARTICLE I. - CUSTODY PROVISIONS

1. APPOINTMENT OF CUSTODIAN. The Board appoints the Custodian, and the
   ------------------------
Custodian accepts appointment, as custodian of all the Assets at the time owned by or in the possession of the Series during the period of this Agreement. The Board shall not

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appoint any other custodian for any Assets of any Series during the Initial
Term.

2. CUSTODY OF CASH AND SECURITIES.
   ------------------------------

   a. Receipt and Holding of Assets. The Series will deliver or cause to be
      -----------------------------
delivered to the Custodian all Assets owned by it at any time during the period of this Custody Agreement. The Custodian will not be responsible for such Assets until actually received. The Board specifically authorizes the Custodian to hold Assets or other property of the Series with any domestic subcustodian or Securities Depository, and Foreign Custodians or Eligible Securities Depositories in the Foreign Countries as provided in Article II, as may be directed by the Fund or its investment adviser or subadviser, as the case may be. Assets of the Series deposited in a Securities Depository or Eligible Securities Depositories will be reflected in an account or accounts which include only assets held by the Custodian or a Foreign Custodian for its customers.

   b. Disbursements of Cash and Delivery of Securities. The Custodian shall
      ------------------------------------------------
disburse cash or deliver out Securities only for the purposes listed below. Instructions must specify or evidence the purpose for which any transaction is to be made and the Series shall be solely responsible to assure that Instructions are in accord with any limitations or restrictions applicable to the Series:

       (1) In payment for Securities purchased for the applicable Series;

       (2) In payment of dividends or distributions with respect to Shares;

       (3) In payment for Shares which have been redeemed by the applicable Series;

       (4) In payment of taxes;

       (5) When Securities are sold, called, redeemed, retired, or otherwise become payable;

       (6) In exchange for, or upon conversion into, other securities alone or other securities and cash pursuant to any plan or merger, consolidation, reorganization, recapitalization, readjustment or other similar transactions;

       (7) Upon conversion of Securities pursuant to their terms into other securities;

       (8) Upon exercise of subscription, purchase or other similar rights represented by Securities;

       (9) For the payment of interest, management or supervisory fees, distributions or operating expenses;

       (10) In payment of fees and in reimbursement of the expenses and liabilities of the Custodian attributable to the applicable Series;

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       (11) In connection with any borrowings by the applicable Series or short sales of securities requiring a pledge of Assets, but only against receipt of amounts borrowed;

       (12) In connection with any loans, but only against receipt of adequate collateral as specified in Instructions which shall reflect any restrictions applicable to the Series;

       (13) For the purpose of redeeming Shares of the capital stock of the applicable Series and the delivery to, or the crediting to the account of, the Custodian or the applicable Series' transfer agent, such Shares to be purchased or redeemed;

       (14) For the purpose of redeeming in kind Shares of the applicable Series against delivery to the Custodian, its subcustodian or the Series' transfer agent of such Shares to be so redeemed;

       (15) For delivery in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund. The Custodian will act only in accordance with Instructions in the delivery of Securities to be held in escrow and will have no responsibility or liability for any such Securities which are not returned promptly when due other than to make proper requests for such return;

       (16) For spot or forward foreign exchange transactions to facilitate security trading, receipt of income from Securities or related transactions;

       (17) Upon the termination of this Agreement;

       (18) In connection with non-certificated investments including, but not limited to: deposit obligations, repurchase agreements, and swap transactions, loan participations, options and futures transactions and other derivative investments;

       (19) For other proper purposes as may be specified in Instructions issued by an Authorized Person of the Fund which shall include a statement of the purpose for which the delivery or payment is to be made, the amount of the payment or specific Assets to be delivered, the name of the person or persons to whom delivery or payment is to be made, and a Certificate stating that the purpose is a proper purpose under the instruments governing the Fund; and

       (20) For delivery of Assets of the Fund as set forth under Article I,
Section 7.

   c. Actions Which May be Taken Without Instructions. Unless an Instruction to
      -----------------------------------------------
the contrary is received, the Custodian shall:

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       (1) Collect all income due or payable, provided that the Custodian shall not be responsible for the failure to receive payment of (or late payment of) distributions or other payments with respect to Assets held in the account;

       (2) Present for payment and collect the amount payable upon all Assets which may mature or be called, redeemed, retired or otherwise become payable. Notwithstanding the foregoing, the Custodian shall have no responsibility to the Series for monitoring or ascertaining any call, redemption or retirement dates with respect to put bonds or similar instruments which are owned by the Series and held by the Custodian or its nominees where such dates are not published in sources routinely used by the Custodian. Nor shall the Custodian have any responsibility or liability to the Series for any loss by the Series for any missed payments or other defaults resulting therefrom, unless the Custodian received timely notification from the Series specifying the time, place and manner for the presentment of any such put bond owned by the Series and held by the Custodian or its nominee. The Custodian shall not be responsible and assumes no liability for the accuracy or completeness of any notification the Custodian may furnish to the Series with respect to put bonds or similar instruments;

       (3) Surrender Securities in temporary form for definitive Securities;

       (4) Hold directly, or through a Securities Depository with respect to Securities therein deposited, for the account of the applicable Series all rights and similar Securities issued with respect to any Securities held by the Custodian hereunder for that Series;

       (5) Submit or cause to be submitted to the applicable Series or its investment advisor as designated by the Fund information actually received by the Custodian regarding ownership rights, including proxies pertaining to Assets held for the applicable Series;

       (6) Deliver or cause to be delivered any Securities held for the applicable Series in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

       (7) Deliver or cause to be delivered any Securities held for the applicable Series to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation or recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

       (8) Make or cause to be made such transfers or exchanges of the Assets specifically allocated to the applicable Series and take such other steps as shall be stated in Instructions to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the applicable Series;

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       (9) Deliver Securities upon the receipt of payment in connection with any repurchase agreement related to such Securities entered into by the Series;

       (10) Deliver Securities owned by the applicable Series to the issuer thereof or its agent when such Securities are called, redeemed, retired or otherwise become payable; provided, however, that in any such case the cash or other consideration is to be delivered to the Custodian. Notwithstanding the foregoing, the Custodian shall have no responsibility to the Series for monitoring or ascertaining any call, redemption or retirement dates with respect to the put bonds or similar instruments which are owned by the Series and held by the Custodian or its nominee where such dates are not published in sources routinely used by the Custodian. Nor shall the Custodian have any responsibility or liability to the Series for any loss by the Series for any missed payment or other default resulting therefrom unless the Custodian received timely notification from the Series specifying the time, place and manner for the presentment of any such put bond owned by the Series and held by the Custodian or its nominee. The Custodian shall not be responsible and assumes no liability to the Series for the accuracy or completeness of any notification the Custodian may furnish to the applicable Series with respect to put bonds or similar investments but shall provide the Fund with information concerning such notices received;

       (11) Endorse and collect all checks, drafts or other orders for the payment of money received by the Custodian for the account of the applicable Series;

       (12) Report the Asset positions of a Series as of such dates as the Fund and the Custodian may agree upon, in accordance with methods consistently followed and uniformly applied. It is hereby expressly acknowledged and agreed that any Asset values that may be reflected in any such report shall be furnished by the Custodian solely on an accommodation basis and is provided to or for the benefit of the Fund (or the Fund's service provider or agent) as general information and is not intended to be a comprehensive summary or report of the value of the Assets comprising a Series. No representation is made by the Custodian as to the accuracy or completeness of any such values. The Custodian does not undertake any duty or responsibility to notify or otherwise provide any updates or other revisions with respect to any such values. It is hereby further expressly acknowledged and agreed that the Custodian shall not be liable for any loss, cost, damage, expense, liability or claim directly or indirectly relating to any such values reflected on any such report for a Series provided by the Custodian; and

       (13) Execute any and all documents, agreements or other instruments and take all actions as may be necessary or desirable for the accomplishment of the purposes of this Agreement.

   d. Confirmation and Statements. Promptly after the close of business on each
      ---------------------------
Business Day, the Custodian shall furnish each Series with confirmations and a summary of all transfers to or from the account of the Series during such Business Day. Where Securities purchased by a Series are in a fungible bulk of securities registered in the name of the Custodian (or its nominee) or shown on the Custodian's account on the books of a Securities Depository, the Custodian shall by book-entry or otherwise identify

                                      7

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the quantity of those securities belonging to that Series. At least monthly, the Custodian shall furnish each Series with a detailed statement of the Securities and other Assets held for the Series under this Custody Agreement.

   e. Registration of Securities. The Custodian is authorized to hold all
      --------------------------
Securities, Assets, or other property of each Series in nominee name, in bearer form or in book-entry form. The Custodian may register any Securities, Assets or other property of each Series in the name of the Fund or the Series, in the name of the Custodian, any domestic subcustodian or Foreign Custodian, in the name of any duly appointed registered nominee of such entity, or in the name of a Securities Depository or its successor or successors, or its nominee or nominees. The Fund agrees to furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or in the name of a domestic subcustodian, Foreign Custodian or Securities Depository, any Securities which the Custodian may hold for the account of the applicable Series and which may from time to time be registered in the name of the Fund or the applicable Series.

   f. Reporting and Recordkeeping. The ownership of the property whether
      ---------------------------
securities, cash and/or other property, and whether held by the Custodian or a subcustodian or in a depository, clearing agency or clearing system, shall be clearly recorded on the Custodian's books as belonging to the Series and not for the Custodian's own interest. Where certificates are legended or otherwise not fungible with publicly traded certificates (and in other cases where the Custodian and the Series may agree), the Series reserves the right to instruct the Custodian as to the name only in which such securities shall be registered and the Custodian, to the extent reasonably practicable, shall comply with such Instructions; provided, however, if the Custodian reasonably determines that compliance with such Instructions is not reasonably practicable or otherwise may conflict with applicable law, rule or regulation, the Custodian shall promptly notify the Series and shall comply with reasonable alternatives as to which the parties may agree. The Custodian shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions for the Series. All accounts, books and records of the Custodian relating thereto shall be open to inspection and audit at all reasonable times during normal business hours of the Custodian by any person designated by the Series. All such books, records and accounts shall be maintained and preserved in the form reasonably requested by the Series and in accordance with the Act and the Rules and Regulations thereunder, including, without limitation, Section 31 thereof and Rule 31a-1 and 31a-2 thereunder. All books, records and accounts pertaining to the Series, which are in the possession of the Custodian, shall be the property of the Fund and such materials or (unless the delivery of original materials is required pursuant to applicable law) legible copies thereof in a format reasonably acceptable to the Fund, shall be surrendered promptly upon request; provided, however, that the Custodian shall be entitled to retain a copy or the original of any such books, records and accounts as may be required or permitted by applicable law and the Custodian's own policies and procedures. The Custodian will supply to the Series from time to time, as mutually agreed upon, a statement in respect to any property of the Series held by the Custodian or by a subcustodian.

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   g. Segregated Accounts. Upon receipt of Instructions, the Custodian will,
      -------------------
from time to time establish, segregated accounts on behalf of the applicable Series to hold and deal with specified Assets as shall be directed.

3. SETTLEMENT OF SERIES TRANSACTIONS.
   ---------------------------------

   a. Customary Practices. Settlement of transactions may be effected in
      -------------------
accordance with trading and processing practices customary in the jurisdiction or market where the transaction occurs. The Fund acknowledges that this may, in certain circumstances, require the delivery of Assets without the concurrent receipt of Securities (or other property) or cash. In such circumstances, the Custodian shall have no responsibility for nonreceipt of payments (or late payment) or nondelivery of Securities or other property (or late delivery) by the counterparty.

   b. Contractual Income. The Custodian shall credit the applicable Series, in
      ------------------
accordance with the Custodian's standard operating procedure, with income and maturity proceeds on Securities on the contractual payment dates net of any taxes or upon actual receipt. To the extent the Custodian credits income on contractual payment date, the Custodian may reverse such accounting entries to the contractual payment date if the Custodian reasonably believes that such amount will not be received.

   c. Contractual Settlement. The Custodian will attend to the settlement of
      ----------------------
Securities transactions in accordance with the Custodian's standard operating procedure, on the basis of either contractual settlement date accounting or actual settlement date accounting. To the extent the Custodian settles certain Securities transactions on the basis of contractual settlement date accounting, the Custodian may reverse to the contractual settlement date any entry relating to such contractual settlement if the Custodian reasonably believes that such amount will not be received.

4. LENDING OF SECURITIES. The Custodian may lend the Assets of the Series to
   ---------------------
the extent that the Fund has entered into, and in accordance with the terms and conditions of, one or more separate securities lending agreements, approved by the Fund.

5. PERSONS HAVING ACCESS TO ASSETS OF THE SERIES.
   ---------------------------------------------

   a. No trustee or agent of the Fund, and no officer, director, employee or agent of the Fund's investment adviser, of any sub-investment adviser of the Fund, or of the Fund's administrator, shall have physical access to the assets of the Series held by the Custodian or be authorized or permitted to withdraw any investments of the Series, nor shall the Custodian deliver any Assets of the Series to any such person. No officer, director, employee or agent of the Custodian who holds any similar position with the Fund's investment adviser, with any sub-investment adviser of the Fund or with the Fund's administrator shall have access to the Assets of the Series.

   b. Nothing in this Section 5 shall prohibit any duly authorized officer, employee or agent of the Fund, or any duly authorized officer, director, employee or agent of the investment adviser, of any sub-investment adviser of the Series or of the

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Series' administrator, from giving Instructions to the Custodian or executing a
Certificate so long as it does not result in delivery of or access to Assets of the Series prohibited by paragraph (a) of this Section 5.

6. STANDARD OF CARE; SCOPE OF CUSTODIAL RESPONSIBILITIES.
   -----------------------------------------------------

   a. Standard of Care. The Custodian shall be required to exercise reasonable
      ----------------
care with respect to its duties under this Agreement unless otherwise provided.

       (1) Notwithstanding any other provision of this Agreement, the Custodian shall not be liable for any loss or damage, including counsel fees, resulting from its action or omission to act or otherwise, except for any such loss or damage arising out of the negligence or willful misconduct of the Custodian or of any agent, subcustodian or Foreign Custodian appointed by the Custodian.

       (2) The Custodian may consult with the Custodian's or the Fund's counsel with respect to any matter arising in connection with this Agreement, and the Custodian shall not be liable nor accountable for any action taken or omitted by it in good faith in accordance with the advice of such counsel. To the extent possible, the Custodian shall notify the Fund at any time the Custodian believes it needs advice of the Fund's counsel with regard to the Custodian's responsibilities and duties pursuant to this Agreement. If the Custodian wishes to seek and rely on legal advice from counsel that is neither the Custodian's counsel nor the Fund's counsel, and the Custodian seeks to be reimbursed for the counsel fees, then the Custodian must notify and seek prior approval of the affected Fund, which shall not be unreasonably withheld. The Custodian shall in no event be liable to the Fund or any Fund shareholder or beneficial owner for any action reasonably taken or omitted pursuant to such advice.

   b. Scope of Duties. Without limiting the generality of the foregoing, the
      ---------------
Custodian shall be under no duty or obligation to inquire into, and shall not be liable for:

       (1) The acts or omissions of any agent appointed pursuant to Instructions of the Fund or its investment advisor including, but not limited to, any broker-dealer or other entity to hold any Assets of the Fund as collateral or otherwise pursuant to any investment strategy.

       (2) The title, genuineness or validity of the issue of any Securities purchased by the Series, the legality of the purchase thereof, or the propriety of the amount paid therefor;

       (3) The legality of the sale of any Securities by the Series or the propriety of the amount for which the same are sold;

       (4) The legality of the issue or sale of any Shares, or the sufficiency of the amount to be received therefor;

       (5) The legality of the redemption of any Shares, or the propriety of the amount to be paid therefor;

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       (6) The legality of the declaration or payment of any distribution of the Series; or

       (7) The legality of any borrowing for temporary administrative or emergency purposes.

   c. No Liability Until Receipt. The Custodian shall not be liable for, or
      --------------------------
considered to be the Custodian of, any money, whether or not represented by any check, draft, or other instrument for the payment of money, received by it on behalf of the Series, until the Custodian actually receives and collects such money.

   d. Amounts Due from Transfer Agent. The Custodian shall not be required to
      -------------------------------
effect collection of any amount due to the Series from the Series' transfer agent nor be required to cause payment or distribution by such transfer agent of any amount paid by the Custodian to the transfer agent.

   e. Collection Where Payment Refused. The Custodian shall not be required to
      --------------------------------
take action to effect collection of any amount, if the Securities upon which such amount is payable are in default, if payment is refused after due demand or presentation, or with respect to any insolvency or similar proceeding, unless and until it shall be directed to take such action and it shall be assured to its satisfaction of reimbursement of its related costs and expenses.

   f. No Duty to Ascertain Authority. The Custodian shall not be under any duty
      ------------------------------
or obligation to ascertain whether any Assets at any time delivered to or held by it for the Series are such as may properly be held by the Series under the provisions of its governing instruments or Prospectus.

   g. Reliance on Instructions. The Custodian shall be entitled to rely upon
      ------------------------
any Instruction, notice or other instrument in writing received by the Custodian and reasonably believed by the Custodian to be genuine and to be signed by an Authorized Person of the Series. Where the Custodian is issued Instructions orally, the Series acknowledge that if written confirmation is requested, the validity of the transactions or enforceability of the transactions authorized by the Series shall not be affected if such confirmation is not received or is contrary to oral Instructions given. The Custodian shall be fully protected in acting in accordance with all such Instructions and in failing to act in the absence thereof. The Custodian shall be under no duty to question any direction of an Authorized Person with respect to the portion of the account over which such Authorized Person has authority, to review any property held in the account, to make any suggestions with respect to the investment and reinvestment of the Assets in the account, or to evaluate or question the performance of any Authorized Person. The Custodian shall not be responsible or liable for any diminution of value of any Assets held by the Custodian or its subcustodians pursuant to Instructions. In following Instructions, the Custodian shall be fully protected and shall not be liable for the acts or omissions of any person or entity not selected or retained by the Custodian in its sole discretion, including but not limited to, any broker-dealer or other entity designated by the Fund or Authorized Person to hold Assets of the account as collateral or otherwise pursuant to an investment strategy.

7. APPOINTMENT OF SUBCUSTODIANS; TRANSFER OF ASSETS TO SUBCUSTODIANS OR BROKERS.
   ----------------------------------------------------------------------------
The Custodian is hereby authorized to appoint one or more domestic subcustodians (which may be an affiliate of the Custodian) to hold Assets at any time owned by the Series. The Custodian is also hereby authorized, when acting pursuant to Instructions, to: 1) place Assets with any Foreign Custodian located in a jurisdiction which is not a Foreign Country and with Euroclear, Clearstream, Banc One or any other transnational depository; and 2) settle or place Assets with a broker or any such domestic subcustodian or Foreign Custodian in connection with derivative transactions of any kind, including futures, options, short selling, swaps or other transactions. When acting pursuant to such Instructions, the Custodian shall not be liable for the acts or omissions of any such broker, subcustodian or Foreign Custodian.

8. OVERDRAFT FACILITY AND SECURITY FOR PAYMENT. In the event that the Custodian
   -------------------------------------------
receives Instructions to make payments or transfers of Assets on behalf of the Series for which there would be, at the close of business on the Business Day of such payment or transfer, insufficient monies held by the Custodian on behalf of the Series, the Custodian may, in its sole discretion, provide an overdraft (an "Overdraft") to the Series in an amount sufficient to allow the completion of such payment or transfer. Any Overdraft provided hereunder:
(a) shall be payable on the next Business Day, unless otherwise agreed by the Series and the Custodian; and (b) shall accrue interest from the date of the Overdraft to the date of payment in full by the Series at a rate agreed upon from time to time by the Custodian and the Series or, in the absence of specific agreement, by such rate as charged to other customers of the Custodian under procedures uniformly applied. The Custodian and the Series acknowledge that the purpose of such Overdraft is to temporarily finance the purchase of Securities for prompt delivery in accordance with the terms hereof, to meet unanticipated or unusual redemptions, to allow the settlement of foreign exchange contracts or to meet other unanticipated Series expenses. The Custodian shall promptly notify the Series (an "Overdraft Notice") of any Overdraft. To secure payment of any Overdraft and related interest and expenses, the Series hereby grants to the Custodian a first priority security interest in and right of setoff against the Assets in the Series' account, including all income, substitutions and proceeds, whether now owned or hereafter acquired (the "Collateral"), in the full amount of such Overdraft, interest and expenses; provided that the Series does not grant the Custodian a security interest in any Securities issued by an affiliate of the Custodian (as defined in Section 23A of the Federal Reserve Act). The Custodian and the Series intend that, as the securities intermediary with respect to the Collateral, the Custodian's security interest shall automatically be perfected when it attaches. Should the Series fail to pay promptly any amounts owed hereunder, the Custodian shall be entitled to use available Assets in the Series' account and to liquidate Securities in the account as necessary to meet the Series' obligations relating to such Overdraft, interest and expenses. In any such case, and without limiting the foregoing, the Custodian shall be entitled to take such other actions(s) or exercise such other options, powers and rights as the Custodian now or hereafter has as a secured creditor under the Pennsylvania Uniform Commercial Code or any other applicable law.

9. TAX OBLIGATIONS. For purposes of this Agreement, "Tax Obligations" shall
   ---------------
mean taxes, withholding, certification and reporting requirements, claims for exemptions or refund, interest, penalties, additions to tax and other related expenses. To the extent that the Custodian has received relevant and necessary information with respect to the account, the Custodian shall perform the following services with respect to Tax Obligations:

   a. The Custodian shall file claims for exemptions or refunds with respect to withheld foreign (non-U.S.) taxes in instances in which such claims are appropriate upon receipt of sufficient information;

   b. The Custodian shall withhold appropriate amounts, as required by U.S. tax laws, with respect to amounts received on behalf of nonresident aliens upon receipt of Instructions; and

   c. The Custodian shall provide to the Fund or the Authorized Person such information received by the Custodian which could, in the Custodian's reasonable belief, assist the Fund or the Authorized Person in the submission of any reports or returns with respect to Tax Obligations. The Fund shall inform the Custodian in writing as to which party or parties shall receive information from the Custodian.

   d. The Custodian shall provide such other services with respect to Tax Obligations, including preparation and filing of tax returns and reports and payment of amounts due (to the extent funded), as requested by the Fund and agreed to by the Custodian in writing. The Custodian shall have no independent obligation to determine the existence of any information with respect to, or the extent of, any Tax Obligations now or hereafter imposed on the Fund or the account by any taxing authority. Except as specifically provided herein or agreed to in writing by the Custodian, the Custodian shall have no obligations or liability with respect to Tax Obligations, including, without limitation, any obligation to file or submit returns or reports with any state, foreign or other taxing authorities.

   e. In making payments to service providers pursuant to Instructions, the Fund acknowledges that the Custodian is acting as a paying agent and not as the payor, for tax information reporting and withholding purposes.

                ARTICLE II. - FOREIGN CUSTODY MANAGER SERVICES

1. DELEGATION. The Board delegates to the Custodian, and the Custodian hereby
   ----------
agrees to accept, responsibility as the Fund's Foreign Custody Manager for selecting, contracting with and monitoring Foreign Custodians in Foreign Countries in accordance with Rule 17f-5(c).

2. CHANGES TO APPENDIX C. Appendix C may be amended by written agreement from
   ---------------------  ----------
time to time to add or delete jurisdictions by written agreement signed by an Authorized Person of the Fund and the Custodian, but the Custodian reserves the right to delete jurisdictions upon reasonable notice to the Series.

3. REPORTS TO BOARD. Custodian shall provide written reports notifying the
   ----------------
Board of the placement of Assets with a particular Foreign Custodian and of any material change in a Series' foreign custody arrangements. Such reports shall be provided to the Board quarterly, except as otherwise agreed by the Custodian and the Fund.

4. MONITORING SYSTEM. In each case in which the Custodian has exercised
   -----------------
delegated authority to place Assets with a Foreign Custodian, the Custodian shall establish a system, to re-assess or re-evaluate selected Foreign Custodians, at least annually in accordance with Rule 17f-5(c)(3).

5. STANDARD OF CARE. In exercising the delegated authority under this Article
   ----------------
II of the Agreement, the Custodian agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Assets would exercise in like circumstances. Contracts with Foreign Custodians shall provide for reasonable care for Assets based on the standards applicable to Foreign Custodians in the Foreign Country. In making this determination, the Custodian shall consider the provisions of Rule 17f-5(c)(2).

6. USE OF SECURITIES DEPOSITORIES. In exercising its delegated authority, the
   ------------------------------
Custodian may assume that the Series and its investment adviser have determined, pursuant to Rule 17f-7, that the depository provides reasonable safeguards against custody risks, if a Series decides to place and maintain foreign Assets with any Securities Depository as to which the Custodian has provided the Fund on behalf of such Series with a Risk Analysis.

7. NOTICE OF CHANGE OF SUBCUSTODIANS. The Custodian shall promptly advise or
   ---------------------------------
provide notice to the Series of any change to its subcustodial network.

                      ARTICLE III. - INFORMATION SERVICES

1. RISK ANALYSIS. The Custodian will provide the Fund on behalf of the Series
   -------------
with a Risk Analysis with respect to Securities Depositories operating in the Foreign

Countries. If the Custodian is unable to provide a Risk Analysis with respect to a particular Securities Depository, it will notify the Fund on behalf of the Series. Custodian shall advise whether a particular Securities Depository meets the objective standard set forth in applicable provisions of Rule 17f-7 of the Act. If a new Securities Depository commences operation in one of the Foreign Countries, the Custodian will provide the Fund on behalf of the Series with a Risk Analysis in a reasonably practicable time after such Securities Depository becomes operational. If a new country is added to Appendix C, the Custodian
                                                  ----------
will provide the Fund on behalf of the Series with a Risk Analysis with respect to each Securities Depository in that country within a reasonably practicable time after the addition of the country to Appendix C.
                                          ----------

2. MONITORING OF SECURITIES DEPOSITORIES. The Custodian will monitor the
   -------------------------------------
custody risks associated with maintaining assets with each Securities Depository for which it has provided the Fund on behalf of the Series with a Risk Analysis as required under Rule 17f-7. The Custodian will promptly notify the Fund on behalf of the Series or its investment adviser of any material change in these risks.

3. USE OF AGENTS. The Custodian may employ agents, including, but not limited
   -------------
to Foreign Custodians, to perform its responsibilities under Sections 1 and 2 of this Article III.

4. EXERCISE OF REASONABLE CARE The Custodian will exercise reasonable care,
   ---------------------------
prudence, and diligence in performing its responsibilities under this Article
III. With respect to the Risk Analyses provided or monitoring performed by an agent, the Custodian will exercise reasonable care in the selection of such agent, and shall be entitled to rely upon information provided by agents so selected in the performance of its duties and responsibilities under this
Article III.

5. LIABILITIES AND WARRANTIES. While the Custodian will take reasonable
   --------------------------
precautions to ensure that information provided is accurate, the Custodian shall have no liability with respect to information provided to it by third parties. Due to the nature and source of information, and the necessity of relying on various information sources, most of which are external to the Custodian, the Custodian shall have no liability for direct or indirect use of such information.

                       ARTICLE IV. - GENERAL PROVISIONS

1. COMPENSATION.
   ------------

   a. The Fund will compensate the Custodian for its services rendered under this Agreement in accordance with the fees set forth on Appendix E (the
                                                        ----------
   "Fees"), which schedule may be modified by the Custodian after the Initial Term upon not less than sixty days prior written notice to, and the consent of, the Fund. Any undisputed Fees not paid within sixty (60) days of the invoice date will be subject to a late charge equal to 1.5% of the Fees remaining unpaid. Additional charges of 1.5% per month will accrue and be owing on such undisputed and unpaid Fees for each additional month during which such Fees remain unpaid, subject to any maximum amounts imposed by law. If any Fees are disputed by the Fund, the Custodian and the Fund shall work together in good faith to resolve the dispute promptly.

   b. The Custodian will bill the Fund as soon as practicable after the end of each calendar month. The Fund will promptly pay to the Custodian the amount of such billing.

   c. If not paid directly or timely by the Fund, the Custodian may, with prior approval of the Fund which may not be unreasonably withheld, charge against Assets held on behalf of the Series compensation and any expenses incurred by the Custodian in the performance of its duties pursuant to this Agreement. The Custodian shall also be entitled, subject to the approval of the Fund, to charge against Assets of the Series the amount of any loss, damage, liability or expense incurred with respect to the Series, including counsel fees, for which it shall be entitled to reimbursement under the provisions of this Agreement.

2. INSOLVENCY OF FOREIGN CUSTODIANS. The Custodian shall be responsible for
   --------------------------------
losses or damages suffered by the Series arising as a result of the insolvency of a Foreign Custodian only to the extent that the Custodian failed to comply with the standard of care set forth in Article II with respect to the selection and monitoring of such Foreign Custodian.

3. LIABILITY FOR DEPOSITORIES. The Custodian shall not be responsible for any
   --------------------------
losses resulting from the deposit or maintenance of Securities, Assets or other property of the Series with a Securities Depository.

4. DAMAGES. Under no circumstances shall the Custodian be liable for any
   -------
indirect, consequential or special damages with respect to its role as Foreign Custody Manager, Custodian or information vendor.

5. INDEMNIFICATION; LIABILITY OF THE SERIES.
   ----------------------------------------

   a. The Fund shall indemnify and hold the Custodian harmless from all liabilities and costs and expenses, including reasonable counsel fees and expenses, relating to or arising out of the performance of the Custodian's obligations under this Agreement except to the extent resulting from the negligence or willful misconduct of the Custodian, any agent or subcustodian appointed by the Custodian or any of its or their directors, officers, agents, nominees or employees, in the performance of any functions hereunder, or any other failure to comply with the standard of care required by this Agreement. This provision shall survive the termination of this Agreement.

   b. The Custodian shall indemnify and hold the Fund harmless from all liabilities and costs and expenses, including reasonable counsel fees and expenses, resulting from: (i) the negligence or willful misconduct of the Custodian, any agent or subcustodian appointed by the Custodian or any of its or their directors, officers, agents, nominees or employees, in the performance of any functions hereunder, or any other failure to comply with the standard of care required by this Agreement; or (ii) any burglary, robbery, hold-up, theft, or mysterious disappearance, including loss by damage or destruction. This provision shall survive the termination of this Agreement.

   c. The Series and the Custodian agree that the obligations of the Fund under this Agreement shall not be binding upon any of the directors/trustees, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Series, individually, but are binding only upon the Assets and other property of the Fund.

6. FORCE MAJEURE; DISASTER RECOVERY AND BUSINESS CONTINUITY. Notwithstanding
   --------------------------------------------------------
anything in this Agreement to the contrary contained herein, the Custodian shall not be responsible or liable for its failure to perform under this Agreement or for any losses to the account resulting from any event beyond the reasonable control of the Custodian, its agents or its subcustodians (other than subcustodians that were engaged by the Custodian at the instruction of the
Fund). In the event of such event, or any disaster that causes a business interruption, the Custodian shall act in good faith and follow applicable procedures in its disaster recovery and business continuity plan and use all commercially reasonable efforts to minimize service interruptions.

   The Custodian represents and warrants that it has implemented and maintains reasonable procedures and systems (including reasonable disaster recovery and business continuity plans and procedures consistent with legal, regulatory and business needs applicable to the Custodian's duties under this Agreement) to safeguard the Fund's records and data and the Custodian's records, data, equipment facilities and other property that it uses in the performance of its obligations hereunder from loss or damage attributable to fire, theft, or any other cause, and the Custodian will make such changes to the procedures and systems from time to time as are reasonably required for the secure performance of its obligations hereunder.

7. TERM AND TERMINATION.
   --------------------

   a. The term of this Agreement shall begin on the date hereof (the "Effective Date") and continue for an initial term of three (3) years (the "Initial Term"). After the Initial Term expires, this Agreement shall continue but either (1) the Custodian may terminate this Agreement with respect to the Fund by giving the Fund one hundred twenty (120) days notice in writing, specifying the date of such termination, or (2) the Fund may terminate this Agreement with respect to the Fund by giving the Custodian sixty (60) days notice in writing, specifying the date of such termination.

   b. This Agreement may be terminated by the following party or parties, as the case may be, for one or more of the following reasons, provided the terminating party or parties provides the applicable written notice to the other party or parties of the reason for such termination:

       (1) NonRenewal: This Agreement shall terminate with respect to the Fund
           ----------
       at the end of the Initial Term if either the Custodian or the Fund provides notice that it does not want to renew or extend this Agreement at the end of the Initial Term;

       (2) Mutual Agreement: The Custodian and the Fund may mutually
           ----------------
       agree in writing to terminate this Agreement with respect to the Fund at any time;

       (3) "For Cause": (A) The Custodian may terminate this Agreement with
            ----------
       respect to the Fund "For Cause," as defined below, by providing the Fund with written notice of termination "For Cause" at least 60 days prior to the date of termination of this Agreement with respect to the Fund, or (B) the Fund may terminate this Agreement with respect to the Fund "For Cause," as defined below, by providing the Custodian with written notice of termination "For Cause" at least 60 days prior to the date of termination of this Agreement with respect to the Fund; or

       (4) Failure to Pay: The Custodian may terminate this Agreement with
           --------------
       respect to the Fund if the Custodian has notified the Fund that it has failed to pay the Custodian any undisputed amounts when due under this Agreement and it has failed to cure such default within 60 days of receipt of such notice (or, if the Fund has disputed any amounts in good faith, upon resolution of the dispute).

For purposes of subparagraph (3) above, "For Cause" shall mean:

          (A) a material breach of this Agreement by any other party that has not been remedied for 30 days following written notice by the terminating party that identifies in reasonable detail the alleged failure of the other party to perform, provided that if such default is capable of being cured, then the other party shall be entitled to such longer period as may reasonably be required to cure such default if the other party shall have commenced such cure and is diligently pursuing same, but such cure must be completed within 120 days in any event;

          (B) when any other party commits any act or omission that constitutes gross negligence, willful misconduct, fraud or reckless disregard of its or their duties under this Agreement and that act or omission results in material adverse consequences to the terminating party;

          (C) a final, unappealable judicial, regulatory or administrative ruling or order in which any other party has been found guilty of criminal or unethical behavior in the conduct of its business that directly relates to the subject matter of the services provided hereunder; or

          (D) when any other party shall make a general assignment for the benefit of its creditors or any proceeding shall be instituted by or against the other party to adjudicate it as bankrupt or insolvent, or to seek to liquidate, wind up, or reorganize the other party, or protect or relieve its debts under any law, or to seek the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for a substantial portion of its assets, which proceeding shall remain unstayed for sixty (60) days or the other party shall have taken steps to authorize any of the above actions or has become unable to pay its debts as they mature.

   c. If this Agreement is terminated by any party with respect to the Fund (regardless of whether it is terminated pursuant to paragraph (b) above or for any reason other than those specified in paragraph (b) above), the Fund shall pay to Custodian on or before the date of such termination any undisputed and unpaid fees owed to, and shall reimburse Custodian for any undisputed and unpaid out-of-pocket costs and expenses owed to, Custodian under this Agreement prior to its termination.

   d. If either (1) the Fund terminates this Agreement with respect to the Fund during the Initial Term for any reason other than those specified in paragraph
(b) above, or (2) the Custodian terminates this Agreement with respect to the Fund during the Initial Term "For Cause" or the Fund's "failure to pay" under subparagraphs (b)(3) or (b)(4) of this Section, respectively, then the Fund shall be liable to the Custodian for all provable actual damages of Custodian arising from such termination, excluding punitive, special, indirect, incidental and consequential damages, and shall reimburse all Costs and Expenses incurred by the Custodian in connection with effecting such termination and converting the Fund to a successor custodian, including without limitation the delivery to such successor custodian, the Fund and/or the Fund's service providers, any of the Fund's Assets, property, records, data, instruments and documents. In addition, the Fund shall reimburse the Custodian promptly for any actual, provable, extraordinary, non-customary and direct costs and expenses (other than any Costs and Expenses) incurred by the Custodian in connection with effecting such termination and converting the Fund to a successor custodian, including without limitation the delivery to such successor custodian, the Fund and/or the Fund's service providers, any of the Fund's Assets, property, records, data, instruments and documents.

   e. If either (1) the Custodian terminates this Agreement with respect to the Fund at any time for any reason other than those specified in paragraph
(b) above, or (2) the Fund terminates this Agreement with respect to the Fund at any time "For Cause" under subparagraph (b)(3) of this Section, then the Custodian shall reimburse the Fund for any Costs and Expenses incurred by the Fund in connection with converting the

Assets of the Fund to a successor custodian, including without limitation the delivery to such successor custodian, the Fund and/or the Fund's service providers, any of the Fund's Assets, property, records, data, instruments and documents.

   f. If this Agreement is terminated (1) by either the Custodian or the Fund for "nonrenewal" under subparagraph (b)(1), (2) by the Custodian and the Fund "upon mutual agreement" under subparagraph (b)(2), (3) by the Fund at any time after the Initial Term for any reason other than those specified in paragraph
(b) above, or (4) by Custodian at any time after the Initial Term "For Cause" or the Fund's "failure to pay" under subparagraphs (b)(3) or (b)(4) of this Section, respectively, the Fund shall reimburse Custodian promptly for any Costs and Expenses incurred by Custodian in connection with effecting such termination and converting the Fund to a successor custodian, including without limitation the delivery to such successor custodian, the Fund and/or the Fund's service providers any of the Fund's Assets, property, records, data, instruments and documents.

   g. For purposes of this Section 7 of this Article IV, "Costs and Expenses" incurred by a party shall mean any actual, provable, reasonable, customary and direct costs and expenses incurred by such party. For purposes of this
Section 7 of this Article IV, Costs and Expenses shall not include any wind-down costs, including, without limitation, non-cancelable lease payments; severance payments due and payable to personnel of the Custodian or its subcustodians (other than subcustodians that were engaged by the Custodian at the instruction of the Fund); unused equipment expense; and non-cancelable payments or termination charges regarding subcustodial services that were not incurred at the instruction of the Fund and that cannot be transferred or redeployed by Mellon.

   Such party must provide the other party or parties with written evidence of such costs and expenses before the other party or parties are obligated to pay them. Such party also has a duty to mitigate, and must exercise its duty to mitigate, such costs and expenses. Except as expressly set forth herein, no party hereto shall be responsible for any costs and expenses or damages of any kind whatsoever resulting from, related to or otherwise in connection with the termination of this Agreement.

   h. In the event that this Agreement is terminated by a party, the parties hereto agree to cooperate and act in good faith to ensure an orderly conversion of the Assets, property, records, data, instruments and documents of the applicable Fund or Funds to a successor custodian with respect to the services provided under this Agreement. Without limiting the generality of the foregoing sentence, the Custodian agrees that, in the event this Agreement is terminated by a party or the parties, it will deliver the Fund's Assets, property, records, data, instruments and documents to the Fund, its successor service providers and/or its other service providers, as the case may be, in a non-proprietary, commerically-available format.

   i. If, following termination of this Agreement with respect to the Fund, Custodian continues to perform any one or more of the services governed hereby with the express consent of the Fund, then the provisions of this Agreement, including without limitation the provisions dealing with indemnification and compensation, shall continue in full force and effect.

   j. In the event notice of termination is given by the Custodian, which notice shall be given at least 60 days prior to the date of termination (notwithstanding the reason for termination), the Fund shall, on or before the termination date, deliver to the Custodian a Certificate evidencing the vote of the Board designating a successor custodian. In the absence of such designation, the Custodian may designate a successor custodian, which shall be a person qualified to so act under the Act for the Fund. If the Fund fails to designate a successor custodian, the Fund shall, upon the date specified in the notice of termination, and upon the delivery by the Custodian of all Assets then owned by the Fund, be deemed to be its own custodian and the Custodian shall thereby be relieved of all obligations under this Agreement other than the duty with respect to Securities held in the Book-Entry System which cannot be delivered to the Fund.

   k. Upon termination of the Agreement, the Custodian shall, upon receipt of a notice of acceptance by the successor custodian, deliver to the successor all Assets then held by the Custodian on behalf of the Fund, after deducting all fees, expenses and other amounts owed, if any, that are not disputed in good faith by the Fund.

   l. Following termination, the Custodian will promptly forward income and principal received, if any, with respect to the Fund, including but not limited to tax reclaim payments for tax reclaims filed prior to termination, to a designated successor custodian.

   m. In the event of a dispute following the expiration or termination of this Agreement, all relevant provisions shall be deemed to continue to apply to the obligations and liabilities of the parties.

8. INSPECTION OF BOOKS AND RECORDS. The books and records of the Custodian
   -------------------------------
directly related to the Fund shall be open to inspection and audit at reasonable times by officers and representatives of the Fund and auditors employed by the Fund at its own expense and with prior written notice to the Custodian, and by the appropriate employees of the Securities and Exchange Commission.

9. MISCELLANEOUS.
   -------------

   a. Appendix A is a Certificate signed by the Secretary of the Fund setting
      ----------
forth the names and the signatures of Authorized Persons. The Fund shall furnish a new Certificate when the list of Authorized Persons is changed in any way. Until a new Certificate is received, the Custodian shall be fully protected in acting upon Instructions from Authorized Persons as set forth in the last delivered Certificate. Appendix B is a Certificate signed by the
                                ----------
Secretary of the Fund setting forth the names and the positions of the present officers of the Fund. The Fund agrees to furnish to the Custodian a new Certificate when any changes are made. Until a new Certificate is received, the Custodian shall be fully protected in relying upon the last delivered Certificate.

   b. Appendix D is a schedule of all Series subject to this Agreement. The
      ----------
Fund agrees to furnish to the Custodian a new schedule at least two
(2) business days prior to adding or removing a Series from this Agreement. Until a new schedule is received, the Custodian shall be fully protected in relying upon the last delivered schedule.

   c. Any required written notice or other instrument shall be sufficiently given if addressed to the Custodian or the Fund, as the case may be, and delivered to it at its offices at:

THE CUSTODIAN:

MELLON BANK, N.A.
One Mellon Center
500 Grant Street, 19/th/ Floor
Pittsburgh, Pennsylvania 15258
Attn: Leonard R. Heinz, Esq., Senior Vice President and Associate General
Counsel

Telephone: (412) 234-1508
Facsimile: (412) 234-8417

THE FUND:

LINCOLN VARIABLE INSURANCE PRODUCTS TRUST
1300 S. Clinton Street
Fort Wayne, IN 46802
Attention: Chief Accounting Officer

Telephone: (260) 455-2330
Facsimile: (260) 455-1939

   or at such other place as the parties may from time to time designate to the other in writing.

   d. This Agreement may not be amended or modified except by a written agreement executed by both parties.

   e. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of the Custodian, or by the Custodian without the written consent of the Fund, authorized or approved by a vote of the Board, provided, however, that a Fund merger or reorganization where the fund surviving from such merger or reorganization assumes the duties and obligations of the Fund under this Agreement shall not require the Custodian's consent; provided further, however, that the Custodian may assign the Agreement or any function thereof to any corporation or entity which directly or indirectly is controlled by, or is under common control with, the Custodian and any other attempted assignment without written consent shall be null and void.

   f. Nothing in this Agreement shall give or be construed to give or confer upon any third party any rights hereunder.

   g. The Custodian represents that it is a U.S. Bank within the meaning of paragraph (a)(7) of Rule 17f-5 under the 1940 Act. The Fund has the requisite amount and scope of fidelity bond coverage required by Rule 17g-1 under the 1940 Act, and has directors' and officers' errors and omissions insurance coverage. The Custodian will maintain a fidelity bond and an insurance policy with respect to errors and omissions coverage in form and amount that are commercially reasonable in light of Custodian's duties and responsibilities under this Agreement.

   h. The Fund acknowledges and agrees that, except as expressly set forth in this Agreement, the Fund is solely responsible to assure that the maintenance of the Series' Assets hereunder complies with applicable laws and regulations, including without limitation the Act and applicable interpretations thereof or exemptions therefrom. The Fund represents that it has determined that it is reasonable to rely on Custodian to perform the responsibilities delegated pursuant to this Agreement.

   i. This Agreement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania.

   j. The captions of the Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

   k. Each party represents to the other that it has all necessary power and authority, and has obtained any consent or approval necessary to permit it, to enter into and perform this Agreement and that this Agreement does not violate, give rise to a default or right of termination under or otherwise conflict with any applicable law, regulation, ruling, decree or other governmental authorization or any contract to which it is a party or by which any of its assets is bound. Each party represents and warrants that the individual executing this Agreement on its behalf has the requisite authority to bind the Fund or the Custodian to this Agreement. The Fund has received and read the "Customer Identification Program Notice", a copy of which is attached to this Agreement as Exhibit A.

   l. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective representatives duly authorized as of the day and year first above written.

LINCOLN VARIABLE INSURANCE                   MELLON BANK, N.A.
PRODUCTS TRUST, on behalf of its Series

By: /s/ William P. Flory, Jr.                By: /s/ Christopher Healy
Name: William P. Flory, Jr.                  Name: Christopher Healy
Title: Chief Accounting Officer              Title: First Vice President
and Second Vice President
Date: 8/31/07                                Date: 8/30/07

EXECUTION VERSION

            APPENDIX D - MUTUAL FUND CUSTODY AND SERVICES AGREEMENT
            -------------------------------------------------------

                      (AMENDED EFFECTIVE MARCH 12, 2012)

LINCOLN VARIABLE INSURANCE PRODUCTS TRUST, a Delaware statutory trust
   SEC Registration No. 811-08090 (1940 Act)
                        033-70742 (1933 Act)
   Registrant CIK# 0000914036

                                                                      TAXPAYER
                                             DATE ADDED            IDENTIFICATION      SEC SERIES
                                               TO THE                  NUMBER     (PORTFOLIO) OR CLASS
NAME OF SERIES AND ANY SHARE CLASSES         AGREEMENT    CUSIP     (PORTFOLIO)       IDENTIFIER #
------------------------------------         ---------- ------     -------------- --------------------
LVIP Baron Growth Opportunities Fund         08/31/2007              20-8590779        S000015785
   Service Class                                        534898 408                     C000043353
   Standard Class                                       534898 309                     C000043352

LVIP Capital Growth Fund                     08/31/2007              02-0455044        S000015969
   Service Class                                        534898 846                     C000043854
   Standard Class                                       474903 705                     C000043853

LVIP Cohen & Steers Global Real Estate Fund  08/31/2007              20-8630982        S000016761
   Service Class                                        534898 200                     C000046810
   Standard Class                                       534898 101                     C000046809

LVIP Delaware Bond Fund                      08/31/2007              35-1524285        S000002812
   Service Class                                        53500#118                      C000007721
   Standard Class                                       53404@109                      C000007720

LVIP Delaware Growth and Income Fund         08/31/2007              35-1524383        S000002818
   Service Class                                        53500#159                      C000007733
   Standard Class                                       53406#105                      C000007732

LVIP Delaware Social Awareness Fund          08/31/2007              52-1494156        S000002806
   Service Class                                        53500#209                      C000007709
   Standard Class                                       53407@106                      C000007708

                                                                                   TAXPAYER
                                                     DATE ADDED                 IDENTIFICATION      SEC SERIES
                                                       TO THE                       NUMBER     (PORTFOLIO) OR CLASS
NAME OF SERIES AND ANY SHARE CLASSES                 AGREEMENT       CUSIP       (PORTFOLIO)       IDENTIFIER #
------------------------------------                -----------  ----------     -------------- --------------------
LVIP Delaware Special Opportunities Fund             08/31/2007                   35-1524384        S000002807
   Service Class                                                 53500#191                          C000007711
   Standard Class                                                53407*108                          C000007710

LVIP Wells Fargo Intrinsic Value Fund                08/31/2007                   52-1835647        S000002815
(formerly LVIP FI Equity-Income Fund)                                                               C000007727
   Service Class                                                 53500#134                          C000007726
   Standard Class                                                53405*100

LVIP Janus Capital Appreciation Fund                 08/31/2007                   52-1835645        S000002813
   Service Class                                                 53500#126                          C000007723
   Standard Class                                                53405#106                          C000007722

LVIP MFS International Growth Fund                   08/31/2007                   02-0495076        S000015970
(formerly LVIP Marsico International Growth Fund )  (10/01/2010)                                    C000043856
   Service Class                                                 534898 838                         C000043855
   Standard Class                                                474903 200

LVIP MFS Value Fund                                  08/31/2007                   02-0455048        S000015971
   Service Class                                                 534898 820                         C000043858
   Standard Class                                                474903 408                         C000043857

LVIP Turner Mid-Cap Growth Fund                       04/30/08                    02-0524596        S000015972
(formerly LVIP Mid-Cap Growth Fund)                 (08/31/2007)
   Service Class                                                 534898 812                         C000043860
   Standard Class                                                474903 846                         C000043859

LVIP Mid-Cap Value Fund                              08/31/2007                   02-0524595        S000015973
   Service Class                                                 534898 796                         C000043861
   Standard Class                                                474903 838                         C000043862

LVIP Mondrian International Value Fund               08/31/2007                   35-1793284        S000002803
   Service Class                                                 53500#167                          C000007703
   Standard Class                                                53406*109                          C000007702

                                                                               TAXPAYER
                                                    DATE ADDED              IDENTIFICATION      SEC SERIES
                                                      TO THE                    NUMBER     (PORTFOLIO) OR CLASS
NAME OF SERIES AND ANY SHARE CLASSES                AGREEMENT     CUSIP      (PORTFOLIO)       IDENTIFIER #
------------------------------------               -----------  ----------- -------------- --------------------
LVIP Money Market Fund                              08/31/2007                35-1524280        S000002805
   Service Class                                                53500#183                       C000007707
   Standard Class                                               53407#104                       C000007706

LVIP SSgA S&P 500 Index Fund                         04/30/08                 02-0516164        S000015783
(formerly LVIP S&P 500 Index Fund)                 (08/31/2007)
   Service Class
   Standard Class                                               534898 747                      C000043349
                                                                474903 853                      C000043348

LVIP SSgA Small-Cap Index Fund                       04/30/08                 02-0415698        S000015974
(LVIP Small-Cap Index Fund)                        (08/31/2007)
   Service Class
   Standard Class                                               534898 788                      C000043864
                                                                474903 101                      C000043863

LVIP T. Rowe Price Growth Stock Fund                08/31/2007                02-0479703        S000015975
   Service Class                                                534898 770                      C000043866
   Standard Class                                               474903 507                      C000043865

LVIP T. Rowe Price Structured Mid-Cap Growth Fund   08/31/2007                52-1835648        S000002802
   Service Class                                                53500#100                       C000007701
   Standard Class                                               53404#107                       C000007700

LVIP Templeton Growth Fund                          08/31/2007                02-0415697        S000015976
   Service Class                                                534898 762                      C000043868
   Standard Class                                               474903 309                      C000043867

LVIP Columbia Value Opportunities Fund               04/30/08                 02-0524594        S000015977
(formerly LVIP Value Opportunities Fund)           (08/31/2007)
   Service Class
   Standard Class                                               534898 754                      C000043870
                                                                474903 820                      C000043869

                                                                           TAXPAYER
                                                  DATE ADDED            IDENTIFICATION      SEC SERIES
                                                    TO THE                  NUMBER     (PORTFOLIO) OR CLASS
NAME OF SERIES AND ANY SHARE CLASSES              AGREEMENT    CUSIP     (PORTFOLIO)       IDENTIFIER #
------------------------------------              ---------- ------     -------------- --------------------
LVIP SSgA Global Tactical Allocation              08/31/2007              20-2717912        S000029488
Fund (formerly LVIP Wilshire                                 53500#340                      C000090479
Aggressive Profile Fund)                                     53500#332                      C000090480
   Service Class
   Standard Class

LVIP Wilshire Conservative Profile Fund           08/31/2007              20-2717959        S000002808
   Service Class                                             53500#308                      C000007713
   Standard Class                                            53500#290                      C000007712

LVIP Wilshire Moderate Profile Fund               08/31/2007              20-2718024        S000002809
   Service Class                                             53500#282                      C000007715
   Standard Class                                            53500#274                      C000007714

LVIP Wilshire Moderately Aggressive Profile Fund  08/31/2007              20-2718072        S000002810
   Service Class                                             53500#324                      C000007717
   Standard Class                                            53500#316                      C000007716

LVIP Wilshire 2010 Profile Fund                   08/31/2007              20-5631069        S000016762
   Service Class                                             534898 606                     C000046812
   Standard Class                                            534898 507                     C000046811

LVIP Wilshire 2020 Profile Fund                   08/31/2007              20-8631171        S000016763
   Service Class                                             534898 804                     C000046814
   Standard Class                                            534898 705                     C000046813

LVIP Wilshire 2030 Profile Fund                   08/31/2007              20-8631258        S000016764
   Service Class                                             534898 879                     C000046816
   Standard Class                                            534898 887                     C000046815

LVIP Wilshire 2040 Profile Fund                   08/31/2007              20-8631329        S000016765
   Service Class                                             534898 853                     C000046817
   Standard Class                                            534898 861                     C000046818

                                                                                  TAXPAYER
                                                          DATE ADDED           IDENTIFICATION      SEC SERIES
                                                            TO THE                 NUMBER     (PORTFOLIO) OR CLASS
NAME OF SERIES AND ANY SHARE CLASSES                      AGREEMENT    CUSIP    (PORTFOLIO)       IDENTIFIER #
------------------------------------                      ---------- -----     -------------- --------------------
LVIP SSgA Bond Index Fund                                  04/30/08              26-2198346        S000021657
   Service Class                                                     534898739                     C000062028
   Standard Class                                                    534898663                     C000062027

LVIP SSgA Developed International150 Fund                  04/30/08              26-2198664        S000021661
   Service Class                                                     534898713                     C000062035
   Standard Class                                                    534898648                     C000062036

LVIP SSgA Emerging Markets 100 Fund                        04/30/08              26-2198724        S000021662
   Service Class                                                     534898697                     C000062038
   Standard Class                                                    534898630                     C000062037

LVIP SSgA International Index Fund                         04/30/08              26-2198407        S000021658
   Service Class                                                     534898721                     C000062030
   Standard Class                                                    534898655                     C000062029

LVIP SSgA Large Cap 100 Fund                               04/30/08              26-2198804        S000021659
   Service Class                                                     534898689                     C000062032
   Standard Class                                                    534898622                     C000062031

LVIP SSgA Small-Mid Cap 200 Fund                           04/30/08              26-2198981        S000021660
   Service Class                                                     534898671                     C000062034
   Standard Class                                                    534898614                     C000062033

LVIP Global Income Fund                                    05/01/09              26-4075619        S000025309
   Service Class                                                     534898580                     C000075433
   Standard Class                                                    534898598                     C000075432

LVIP Delaware Foundation(R) Conservative Allocation Fund   05/01/09              35-1559413        S000025131
   Service Class                                                     53500#175                     C000074971
   Standard Class                                                    53406@107                     C000074970

LVIP Delaware Foundation(R) Moderate Allocation Fund       05/01/09              23-2470518        S000025132
   Service Class                                                     246493100                     C000074973
   Standard Class                                                    246493209                     C000074972

                                                                                TAXPAYER
                                                        DATE ADDED           IDENTIFICATION      SEC SERIES
                                                          TO THE                 NUMBER     (PORTFOLIO) OR CLASS
NAME OF SERIES AND ANY SHARE CLASSES                    AGREEMENT    CUSIP    (PORTFOLIO)       IDENTIFIER #
------------------------------------                    ---------- -----     -------------- --------------------
LVIP Delaware Foundation(R) Aggressive Allocation Fund   05/01/09              35-1710518        S000025133
   Service Class                                                   53500#142                     C000074975
   Standard Class                                                  53405@108                     C000074974

LVIP Delaware Diversified Floating Rate Fund             04/30/10              27-1750986        S000028581
   Service Class                                                   534898556                     C000087495
   Standard Class                                                  534898119                     C000087494

LVIP Blackrock Inflation Protected Bond Fund             04/30/10              27-1747313        S000028580
   Service Class                                                   534898515                     C000087493
   Standard Class                                                  534898523                     C000087492

LVIP J.P. Morgan High Yield Fund                         04/30/10              27-1750939        S000028582
   Service Class                                                   534898531                     C000087497
   Standard Class                                                  534898549                     C000087496

LVIP American Growth Fund                                06/30/10              27-1751017        S000027494
   Service Class II                                                534898457                     C000086781

LVIP American Growth-Income Fund                         06/30/10              27-1751036        S000028405
   Service Class II                                                534898499                     C000086782

LVIP American International Fund                         06/30/10              27-1751068        S000028406
   Service Class II                                                534898481                     C000086783

LVIP American Global Growth Fund                         06/30/10              27-1751097        S000028402
   Service Class II                                                534898473                     C000086779

LVIP American Global Small Capitalization Fund           06/30/10              27-1751123        S000028403
   Service Class II                                                534898465                     C000086780

                                                                               TAXPAYER
                                                       DATE ADDED           IDENTIFICATION      SEC SERIES
                                                         TO THE                 NUMBER     (PORTFOLIO) OR CLASS
NAME OF SERIES AND ANY SHARE CLASSES                   AGREEMENT    CUSIP    (PORTFOLIO)       IDENTIFIER #
------------------------------------                   ---------- --------- -------------- --------------------
LVIP American Balanced Allocation Fund                  08/02/10              27-2891956        S000028404
   Service Class                                                  534898259                     C000090441
   Standard Class                                                 534898267                     C000090442

LVIP American Growth Allocation Fund                    08/02/10              27-2892063        S000028405
   Standard Class                                                 534898275                     C000090443
   Service Class                                                  534898283                     C000090444

LVIP American Income Allocation Fund                    08/02/10              27-2892132        S000028406
   Standard Class                                                 534898291                     534898291
   Service Class                                                  534898317                     534898317

LVIP SSgA Conservative Index Allocation Fund            08/02/10              27-2892206        S000028406
   Standard Class                                                 534898325                     C000090467
   Service Class                                                  534898440                     C000090468

LVIP SSgA Moderate Index Allocation Fund                08/02/10              27-2892251        S000028406
   Standard Class                                                 534898333                     C000090469
   Service Class                                                  534898432                     C000090470

LVIP SSgA Moderately Aggressive Index Allocation Fund   08/02/10              27-2892317        S000028406
   Standard Class                                                 534898341                     C000090471
   Service Class                                                  534898424                     C000090472

LVIP SSgA Conservative Structured Allocation Fund       08/02/10              27-2892380        S000028406
   Standard Class                                                 534898358                     C000090473
   Service Class                                                  534898416                     C000090474

                                                                     TAXPAYER
                                             DATE ADDED           IDENTIFICATION      SEC SERIES
                                               TO THE                 NUMBER     (PORTFOLIO) OR CLASS
NAME OF SERIES AND ANY SHARE CLASSES         AGREEMENT    CUSIP    (PORTFOLIO)       IDENTIFIER #
------------------------------------         ---------- --------- -------------- --------------------
LVIP SSgA Moderate                            08/02/10              27-2892454
Structured Allocation Fund                                                            S000028406
Standard Class                                          534898366                     C000090475
Service Class                                           534898390                     C000090476

LVIP SSgA Moderately Aggressive               08/02/10              27-2892508
Structured Allocation Fund                                                            S000028406
Standard Class                                          534898374                     C000090477
Service Class                                           534898382                     C000090478

LVIP Dimensional US Equity Fund              04/29/2011             27-4534756        S000031867
   Service Class                                        535000491                     C000099223
   Standard Class                                       535000483                     C000099222

LVIP Dimensional Non-US Equity Fund          04/29/2011             27-4534842        S000031868
   Service Class                                        535000475                     C000099225
   Standard Class                                       535000467                     C000099224

LVIP Vanguard Domestic Equity ETF Fund       04/29/2011             27-4534939        S000031869
   Service Class                                        535000459                     C000099227
   Standard Class                                       535000442                     C000099226

LVIP Vanguard International Equity ETF Fund  04/29/2011             27-4535006        S000031870
   Service Class                                        535000434                     C000099229
   Standard Class                                       535000426                     C000099228

LVIP 2050 Profile Fund                       04/29/2011             27-4535057        S000031810
   Service Class                                        535000418                     C000099067
   Standard Class                                       535000400                     C000099066

LVIP Total Bond Fund                         04/29/2011             27-4864624        S000031871
   Service Class                                        535000517                     C000099230
   Standard Class                                       535000509                     C000099231

                                                                          TAXPAYER
                                                  DATE ADDED           IDENTIFICATION      SEC SERIES
                                                    TO THE                 NUMBER     (PORTFOLIO) OR CLASS
NAME OF SERIES AND ANY SHARE CLASSES              AGREEMENT    CUSIP    (PORTFOLIO)       IDENTIFIER #
------------------------------------              ---------- --------- -------------- --------------------
LVIP Protected American Growth Allocation Fund    03/12/2012             45-4013409        S000036024
   Service Class                                             534898234                     C000110364
   Standard Class                                            534898242                     C000110365

LVIP Protected American Balanced Allocation Fund  03/12/2012             45-4013424        S000036023
   Service Class                                             534898218                     C000110363
   Standard Class                                            534898226                     C000110362

Each party represents and warrants to the other party that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind such party to this Amendment.

LINCOLN VARIABLE INSURANCE               THE BANK OF NEW YORK MELLON
PRODUCTS TRUST, on behalf of its Series

By:     /s/ Bill Flory                   By:     /s/ James A. Burns
        -----------------------------            ----------------------------
Name:   Bill Flory                       Name:   James A. Burns
Title:  Chief Accounting Officer         Title:  Vice President
Date:   2/10/2012                        Date:   2/23/2012